UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2022
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SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.
On March 1, 2022, the board of directors of Sila Realty Trust, Inc. (the “Company”) determined to recommend that the Company’s stockholders reject the unsolicited “mini-tender” offer by CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and Blue River Capital, LLC (collectively, the "Offeror") for up to 500,000 of the Company's shares of Class A common stock ("Class A Shares"), which would represent approximately 0.30% of the Company's outstanding Class A shares as of March 7, 2022. The Company wishes to inform its stockholders that it does not endorse the Offeror’s unsolicited mini-tender offer and recommends that stockholders do not tender their Class A Shares to the Offeror. Stockholders who have already tendered their Class A Shares may withdraw them at any time prior to 11:59 p.m., Pacific Time, on April 13, 2022, in accordance with the Offeror’s offering documents.
The Company is not affiliated or associated in any way with the Offeror or the offer documentation.
The Company is circulating a letter to its Class A stockholders, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, that sets forth the reasons for the board of directors’ determination to recommend a rejection of the mini-tender offer.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Letter to Class A Stockholders of the Company from Michael A. Seton, Chief Executive Officer and President of the Company, dated as of March 7, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: March 7, 2022	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer